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                                                                   EXHIBIT 10.65

                     AMENDED EMPLOYMENT/CONSULTING AGREEMENT


        THIS AMENDED EMPLOYMENT/CONSULTING AGREEMENT (the "Agreement") is entered into as of February 1, 2000 by and between Nathan Hevrony, an individual ("Hevrony"), and Decora Industries, Inc., a Delaware corporation (the "Company").

        WHEREAS, the Company currently employs Hevrony pursuant to the terms of an Employment Agreement dated as of June 1, 1997, as amended (the "Original Employment Agreement"); and

        WHEREAS, the Company and Hevrony wish to reaffirm the obligations of the Company and Hevrony under the Original Employment Agreement for the duration of the term of the Original Employment Agreement (i.e. through May 31, 2000); and

        WHEREAS, the Company wishes to continue to utilize the services of Hevrony beyond May 31, 2000 and Hevrony wishes to provide such services on the terms and conditions set forth herein; and

        WHEREAS, the Company and Hevrony wish to extend the term of Hevrony's employment by the Company through May 31, 2001; and

        WHEREAS, the Company and Hevrony wish to provide for Hevrony to become the non-executive Chairman of, and a consultant to the Company effective as of June 1, 2001;

        NOW, THEREFORE, the parties agree as follows:

        1. REAFFIRMATION OF ORIGINAL EMPLOYMENT AGREEMENT. The parties hereto acknowledge and agree that from the date hereof until May 31, 2000, the Original Employment Agreement shall remain in full force and effect upon the terms thereof, and Hevrony shall be entitled to receive full rights and benefits under the Decora Industries, Inc. Executive Incentive Plan for the 2000 fiscal year and under that certain Supplemental Executive Compensation Agreement dated as of
         , 1999 (the "Supplemental Compensation Agreement").

        2. EXTENDED TERM OF EMPLOYMENT. The Company hereby agrees to extend the term of Hevrony's employment for an additional term of one (1) year commencing June 1, 2000 and ending May 31, 2001, subject to the provisions of Section 5 below (the "Extended Employment Term").

        3. CONSULTING TERM. The Company hereby agrees to retain Hevrony to act as an independent consultant to the Company for a term of one (1) year commencing June 1,

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2001 and ending May 31, 2002, subject to the provisions of Section 5 below (the
"Consulting Term").

        4. DUTIES.

               (a) Extended Employment Term. During the Extended Employment Term, Hevrony shall continue to perform the duties specified in the Original Employment Agreement, along with such other duties pertaining to the Company's business in such capacities as the Board of Directors of the Company (the "Board") may from time to time direct. Hevrony hereby consents to serve as an officer and/or director of the Company or any subsidiary or affiliate without any additional salary or compensation. The base of operations of Hevrony shall be his present base of operations. However, Hevrony shall also render services at such other place or places within or without the United States as the Company may designate from time to time, but not, without Hevrony's consent, for more than 90 days during any consecutive 12 month period. When and if Hevrony is required to render such services away from home, the Company agrees to either furnish such transportation and living expenses as may be reasonably required for Hevrony during and on account of the rendition of such services, or pay Hevrony a fixed weekly sum as reimbursement for such expenses incurred by Hevrony. In the latter regard, Hevrony agrees to keep records of such expenses and furnish the Company reasonably detailed reports of actual expenses incurred by Hevrony as aforesaid.

               (b) Consulting Term. During the Consulting Term, Hevrony shall be available to (i) locate and advise the Company on corporate opportunities; (ii) assist the Company in maintaining its relationships with major institutional and other stockholders; (iii) assist the Company in communications with lending institutions, and (iv) provide such other advice and analyses within Hevrony's areas of expertise concerning the Company's business as the Board of Directors of the Company (the "Board") may from time to time direct. In addition, Hevrony shall act as the Non-Executive Chairman of the Company, with the duties and powers customarily associated with such position. The base of operations of Hevrony shall be his present base of operations. However, Hevrony shall also render services at such other place or places within or without the United States as the Company may designate from time to time, but not, without Hevrony's consent, for more than 90 days during any consecutive 12 month period. When and if Hevrony is required to render such services away from home, the Company agrees to either furnish such transportation and living expenses as may be reasonably required for Hevrony during and on account of the rendition of such services, or pay Hevrony a fixed weekly sum as reimbursement for such expenses incurred by Hevrony. In the latter regard, Hevrony agrees to keep records of such expenses and furnish the Company reasonably detailed reports of actual expenses incurred by Hevrony as aforesaid.

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        5. NECESSARY SERVICES.

               (a) Performance of Duties. Hevrony agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform to the reasonable satisfaction of the Company all of the duties that may be assigned to him hereunder and shall devote such time to the performance of these duties as may be necessary therefor in accordance with subsection (b) below.

               (b) Full-Time Service. During the Extended Employment Term and the Consulting Term, Hevrony shall be available on a full-time basis to perform the duties assigned him in accordance with paragraphs 4(a) and 4(b) hereof, respectively.

               (c) Competitive Services. During both the Extended Employment Term and the Consulting Term, Hevrony will not, without the prior written consent of the Company (which consent may be granted or withheld in the sole and absolute discretion of the Company), directly or indirectly:

                      i) plan or organize any business activity competitive with the business or planned business of the Company or its affiliates, or combine, participate, or conspire with other employees of the Company or its affiliates or other persons or entities for the purpose of organizing any such competitive business activity; or

                      ii) divert or take away, or attempt to divert or take away, any of the customers or potential customers of the Company or its affiliates, either for himself or for any other person, firm, partnership, corporation or other business entity.

        6. COMPENSATION - EXTENDED EMPLOYMENT TERM. Subject to such deductions as the Company may from time to time be required to make pursuant to law, governmental regulation or order, the Company agrees to pay to Hevrony during the Extended Employment Term the following compensation, and Hevrony agrees to accept such compensation as payment in full for all services rendered by him to or for the benefit of the Company during the Extended Employment Term. Except as otherwise specified in this Agreement, salary and performance compensation payments, once determined, shall be made to Hevrony at such times and in such increments as are in accordance with the prevailing policies of the Company.

               (a) Salary. The Company agrees to pay to Hevrony a base salary in an amount equal to a yearly rate of $375,000, which base salary shall be subject to periodic adjustment upwards, in accordance with the discretion of the Compensation Committee of the Board of Directors of the Company.

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               (b) Performance Compensation. Hevrony shall be entitled to performance compensation through participation in the Decora Industries, Inc. Executive Incentive Plan. For purposes of such Plan, Hevrony's "Incentive Opportunity" (as described in Section 3 of such Plan) shall be 100% of Hevrony's base salary for the applicable year. Compensation earned under the Executive Incentive Plan with respect to services performed during the Extended Employment Term, but calculated after expiration of the Extended Employment Term, shall remain an obligation of the Company payable after expiration of the Extended Employment Term.

               (c) Supplemental Compensation. Hevrony shall be entitled to supplemental compensation in accordance with the terms of the Supplemental Compensation Agreement.

               (d) Option Extensions. As further consideration for the execution by Hevrony of this Agreement, concurrently with the execution hereof Hevrony's existing stock option agreements with the Company shall be amended as necessary so as to extend the expiration date of such options to a date not earlier than three (3) years following expiration of the Consulting Term.

               (e) Fringe Benefits. In addition to the compensation set forth above, Hevrony shall be entitled to the following benefits:

                      i) Annual accrued vacation in accordance with the prevailing policies of the Company, but not less than three (3) weeks per year;

                      ii) Sick leave and personal leave with pay in accordance with the prevailing policies of the Company;

                      iii) Health and medical benefit insurance for Hevrony as granted by the Company to employees performing similar services, but in no event coverage less extensive than that afforded to Hevrony by the Company immediately prior to the date of this Agreement;

                      iv) Life insurance policy on life of Hevrony with a death benefit of $1,000,000 for which Hevrony shall designate;

                      v) The Company, at its expense, shall furnish to Hevrony a fully equipped automobile of the Company's choice, for Hevrony's use in the performance of his duties hereunder. The Company shall pay the cost of maintenance, operation, upkeep and repair of said automobile including license fees and insurance premiums;

                      vi) The benefits provided by any employee stock option plan, profit sharing plan or pension plan maintained by the Company, subject to the reservation by the

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Company contained in any such plan of the right to amend any such plan from time to time without prejudice to any vested benefits; and

                  vii) Any other benefits not specifically set forth herein as may be granted by the Company, in its sole and absolute discretion, to employees performing similar services.

        7. COMPENSATION - CONSULTING TERM. Subject to such deductions as the Company may from time to time be required to make pursuant to law, governmental regulation or order, the Company agrees to pay to Hevrony during the Consulting Term the following compensation, and Hevrony agrees to accept such compensation as payment in full for all services rendered by him to or for the benefit of the Company during the Consulting Term. Except as otherwise specified in this Agreement, salary and other compensation payments, once determined, shall be made to Hevrony at such times and in such increments as are in accordance with the prevailing policies of the Company.

               (a) Consulting Fee. The Company agrees to pay to Hevrony a consulting fee in an amount equal to a yearly rate of $300,000, which fee shall be subject to periodic adjustment upwards, in accordance with the discretion of the Compensation Committee of the Board of Directors of the Company.

               (b) Supplemental Compensation. Hevrony shall be entitled to supplemental compensation in accordance with the terms of the Supplemental Compensation Agreement.

               (c) Fringe Benefits. In addition to the compensation set forth above, Hevrony shall be entitled to the following benefits:

                      i) Health and medical benefit insurance for Hevrony no less extensive than that afforded to Hevrony by the Company immediately prior to the commencement of the Consulting Term;

                      ii) Life insurance policy on life of Hevrony with a death benefit of $1,000,000 for which Hevrony shall designate; and

                      iii) Any other benefits not specifically set forth herein as may be granted by the Company, in its sole and absolute discretion.

        8. TERMINATION.

               (a) This Agreement shall terminate:

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                      i) At the option of the Company, upon the death or
permanent disability of Hevrony, "permanent disability" being defined as the inability of Hevrony to perform his duties as required hereunder as a result of physical or mental illness for a continuous period in excess of ninety (90) days.

                      ii) At the election of the Company, immediately upon the material breach by Hevrony of any term or condition of this Agreement or upon the dismissal of Hevrony by the Company for cause. For purposes of this Agreement, the Company shall have "cause" to terminate Hevrony's employment or consultancy, as applicable, if he (1) engages in one or more acts constituting a felony; (2) engages in one or more acts involving fraud or serious moral turpitude; (3) misappropriates Company assets or (4) materially breaches the Trade Secrets and Confidentiality Agreement by and between the Hevrony and the Company dated October 22, 1991.

                      iii) Upon 90 days written notice by the Company to Hevrony, for any other reason whatsoever, whether arbitrary or not.

               (b) Return of Company's Property. If this Agreement is terminated for any of the foregoing reasons, the Company may, at its option, require Hevrony to vacate his offices prior to the effective date of a termination and to cease all activities on the Company's behalf. Hevrony agrees that on the termination of his employment or consultancy in any manner, he will immediately deliver to the Company all notebooks, brochures, documents, memoranda, reports, price lists, files, invoices, purchase orders, books, correspondence, customer lists, or other written or graphical records, and the like, relating to the business or work of the Company, which are or have been in his possession or under his control and which have not been returned to the Company, except those owned by Hevrony prior to and as of the date of his actual commencement of employment with the Company. Hevrony hereby expressly acknowledges that all such materials referenced above are the property of the Company.

               (c) Public Identification. If this Agreement is terminated pursuant to any provision of this Section 8, Hevrony shall immediately and forever thereafter cease to hold himself out to any person, firm, partnership, corporation or other entity as an employee, agent, independent contractor or representative of the Company or of any entity owned by, or affiliated with, the Company.

               (d) Payment of Accrued Compensation.

                      i) If this Agreement is terminated pursuant to this
Section 8(a)(i) or 8(a)(ii), any accrued but unpaid compensation due under Sections 6 or 7 hereof as of the effective date of termination shall be prorated, if necessary, through the effective date of termination and the amount so determined to be due and payable hereunder shall be paid within thirty (30) days after

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said date of termination to Hevrony or his estate, as applicable. The
Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits upon, Hevrony after the effective date of termination (i.e. immediately upon notice of termination following the occurrence of any events described in Sections 8(a)(i) and 8(a)(ii)).

                      ii) If this Agreement is terminated pursuant to Section 8(a)(iii), the Company shall continue to pay Hevrony compensation pursuant to Sections 6 and/or 7, as applicable, for the remainder of the Extended Employment Term and Consultancy Term, plus an additional 24 month period. The Company may, at its option, discharge such obligation through a cash severance payment of the total obligation due.

                      iii) In the event that a termination of this Agreement pursuant to Section 8(a)(iii) constitutes a "Trigger Event" pursuant to Executive's Supplemental Executive Compensation Agreement and, as a result, Executive becomes entitled to the payments described in Section 2 of the Supplemental Executive Compensation Agreement, then Executive shall have the right to receive, upon termination, the greater of the payments described in Subsection (ii) above or in the Supplemental Executive Compensation Agreement, but not both. Executive acknowledges and agrees that under no circumstances will he be entitled to receive payments pursuant to both Subsection (ii) above and
Section 2 of the Supplemental Executive Compensation Agreement.

        9. EXPENSES. The Company shall reimburse Hevrony for all out-of-pocket expenses incurred by Hevrony in the performance of his duties hereunder during both the Extended Employment Term and the Consulting Term, including, but not limited to, telephone, travel, secretarial, office and entertainment expenses, subject to such written guidelines and/or requirements for verification as the Company may, in its sole and absolute discretion, establish. Such expenses shall be accounted for by Hevrony and reimbursed by the Company on a monthly basis. The Company shall provide Hevrony with such office and secretarial facilities at the Company's principal place of business as Hevrony may reasonably request.

        10. LITIGATION AND ATTORNEYS FEES. In the event of any litigation between the parties hereto in connection with this Agreement or to enforce any provision or right hereunder, the unsuccessful party to such litigation shall pay to the successful party therein all costs and expenses, including but not limited to reasonable attorneys' fees incurred therein by such successful party, which costs, expenses and attorneys' fees shall be included as a part of any judgment rendered in such action in addition to any other relief to which the successful party may be entitled.

        11. INDEMNIFICATION. The Company agrees to indemnify Hevrony, to the fullest extent permissible under the Company's charter documents and/or applicable law, against any

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expenses or charges incurred by Hevrony as a result of any legal proceedings to which Hevrony is or is threatened to be made a party in his capacity as an agent of the Company.

        12. LEGAL REPRESENTATION. The Hevrony confirms that he is not represented by Miller & Holguin and that he has been advised to seek the advice of independent counsel.

        13. GENERAL PROVISIONS.

               (a) The failure of the Company at any time to enforce performance by Hevrony of any provisions of this Agreement shall in no way affect the Company's rights thereafter to enforce the same, nor shall the waiver by the Company of any breach of any provision hereof be held to be a waiver of any other breach of the same or any other provision.

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company; provided, however, it is understood and agreed that the services to be rendered and the duties to be performed by Hevrony hereunder are of a special, unique and personal nature and that it would be difficult or impossible to replace such services; by reason thereof, Hevrony may not assign either the benefits or the obligations of this Agreement; and provided, further, that any assignment by the Company shall not release the Company from its obligations hereunder without the consent of Hevrony.

               (c) During the Extended Employment Term, Hevrony shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes. During the Consulting Term, Hevrony shall be considered an independent contractor.

               (d) Any continuance of Hevrony's consultancy by the Company after the Consulting Term of this Agreement shall be subject to termination with or without cause by either the Company or Hevrony upon delivery of written notice thereof to the other party. Except with respect to the foregoing termination provisions, any such continuance of Hevrony's consultancy shall be upon the same terms and conditions as are set forth herein.

               (e) This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written agreements and negotiations between the parties.

               (f) The headings of the several paragraphs in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

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               (g) This Agreement may not be modified except by a written instrument signed by all parties hereto.

               (h) All clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, such clauses or covenants shall be limited as permitted under applicable law, or, if the same are not susceptible to such limitation, this Agreement shall be interpreted as if such invalid clauses or covenants were not contained herein. Without limitation of the foregoing, if, in any judicial proceedings, a court shall refuse to enforce the geographic and/or time restrictions imposed in any covenant herein to their fullest extent, then the geographic and/or time restrictions set forth herein shall be reduced to the extent necessary to permit enforcement of the foregoing covenant to the fullest extent possible.

               (i) This Agreement is made with reference to the laws of the State of New York and shall be governed by and construed in accordance therewith. Any litigation concerning or to enforce the provisions of this Agreement shall be brought in the courts of the State of New York.

               (j) All notices or demands of any kind which either party hereto may be required or may desire to serve upon the other party under the terms of this Agreement, shall be in writing and shall be served upon such other party by personal service upon such other party or by leaving a copy of said notice or demand, addressed to such other party at the address hereafter set forth, whereupon such service shall be deemed complete, or by mailing a copy thereof by registered or express mail, postage prepaid with return receipt requested, addressed as follows:

If to the Company:           Decora Industries, Inc.
                             1 Mill Street
                             Fort Edward, New York 12828

With a copy to:              Dale S. Miller, Esq.
                             Miller & Holguin
                             1801 Century Park East
                             7th Floor
                             Los Angeles, CA  90067

If to Hevrony:               Mr. Nathan Hevrony
                             200 E 61st Street
                             Apartment 40G
                             New York, NY  10021

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        In case of service by mail, service shall be deemed completed at the expiration of the third day after the date of mailing. The addresses to which notices and demands shall be delivered or sent may be changed from time to time by written notice served as hereinabove provided by either party upon the other party hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      HEVRONY:


                                      ------------------------------------------
                                      NATHAN HEVRONY

                                      THE COMPANY:

                                      DECORA INDUSTRIES, INC.



                                      By: /S/ [SIGNATURE ILLEGIBLE]
                                         ---------------------------------------

                                      Its: President
                                          --------------------------------------



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        In case of service by mail, service shall be deemed completed at the expiration of the third day after the date of mailing. The addresses to which notices and demands shall be delivered or sent may be changed from time to time by written notice served as hereinabove provided by either party upon the other party hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      HEVRONY:


                                      /S/ NATHAN HEVRONY
                                      ------------------------------------------
                                      NATHAN HEVRONY

                                      THE COMPANY:

                                      DECORA INDUSTRIES, INC.



                                      By: /S/ [SIGNATURE ILLEGIBLE]
                                         ---------------------------------------

                                      Its: President
                                          --------------------------------------



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